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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-107071 of Dayton Superior Corporation of our report dated November 19, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (i) the adoption of Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets"; (ii) reclassification in the 2000 financial statements to give retroactive effect to the adoption of Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections"; and (iii) the restatement described in Note 14) appearing in this Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP Dayton, Ohio
December 5, 2003

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INDEPENDENT AUDITORS' CONSENT